                                                                       EXHIBIT 2



     This STOCKHOLDERS VOTING AGREEMENT, dated as of September 30, 1997, between certain holders of the shares of outstanding voting Common Stock, $0.01 par value per share ("Common Stock"), of the Company (as defined below) set forth on the signature page hereof (each, a "Stockholder" and, collectively, the "Stockholders") and Prometheus Homebuilders LLC, a Delaware limited liability company (the "Purchaser"). Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Stock Purchase Agreement (as hereinafter defined).

                                    RECITALS

     A. Concurrently with the execution of this Agreement, pursuant to that certain Amended and Restated Stock Purchase Agreement, as amended from time to time (the "Stock Purchase Agreement"), dated as of September 30, 1997, by and between The Fortress Group, Inc., a Delaware corporation (the "Company") and the Purchaser, the parties thereto agreed to a series of transactions, including the sale to the Purchaser of certain shares of the Company's Class AA Preferred Stock and Class AB Preferred Stock (all such transactions between the Company and the Purchaser are hereinafter collectively referred to as the "Transactions").

     B. As an additional inducement to the Purchaser to enter into the Transactions, each of the Stockholders have agreed to vote in favor of the Transactions on the terms set forth below.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.  Voting of Shares.  During the term of this Agreement for so long as
         ----------------
such Stockholder shall be the owner of any Shares (as hereinafter defined), each of the Stockholders covenants and agrees with each other Stockholder and the Purchaser, to vote (which term shall include taking action without a meeting by written consent) such number of Shares that may be voted by such Stockholder in favor of the Transactions.

     2.  Shares.  The term "Shares" as used herein shall mean any and all shares
         ------
of the capital stock of the Company (including Common Stock) which carry voting rights (including any voting rights which arise by reason of default) now owned or subsequently acquired by a Stockholder through purchase, gift, stock splits, stock dividends and exercise of stock options.

     3.  Termination.  This Agreement shall terminate at the Second Closing (as
         -----------
defined in the Stock Purchase Agreement). Each Stockholder hereby agrees not to sell, transfer or otherwise dispose of any of its Shares until the Second Closing (other than Shares pledged by Charles F. Smith, Jr. as of the date hereof pursuant to an existing loan agreement).

     4.  No Revocation.  The voting agreements contained herein are coupled with
         -------------
an interest and may not be revoked prior to termination in accordance with
Section 3, except by
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written consent of the Purchaser, the Company and the Stockholders owning a majority of the Shares.

     5.  Irrevocable Proxy.  Each Stockholder hereby constitutes and appoints
         -----------------
the Purchaser, with full power of substitution, as the proxy of the Stockholder and hereby authorizes the Purchaser to represent and to vote all of the Shares in favor of the approval of the Transactions at the Stockholders Meeting and at every adjournment or postponement thereof, to the same extent and with the same effect as the Stockholder might or could do under applicable law, rules and regulations. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company pursuant to this Agreement and as such is coupled with an interest and shall be irrevocable unless and until this Agreement terminates pursuant to Section 3 hereof. The Stockholder hereby revokes any and all previous proxies granted with respect to any of the Shares and shall not hereafter, unless and until this Agreement terminates pursuant to Section 3 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote or grant any proxy or give instructions with respect to the voting of any of the Shares.

     6.  General.
         -------

     (a) Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of Delaware, without regard to any principles of conflicts of law.

     (b) Notices.  All notices, requests, demands and other communications under
         -------
this Agreement shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (with subsequent letter confirmation by mail) or three days after being mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assigns at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to the Stockholders:    ATTN:  [Stockholder Name]
                                c/o The Fortress Group, Inc.
                                1921 Gallows Road, Suite 730
                                Vienna, Virginia 22182
                                Telephone:  (703) 442-4545
                                Facsimile:  (703) 442-7730
                                Attn:  J. Marshall Coleman

     with a copy to:            Arent Fox Kintner Plotkin & Kahn
                                1050 Connecticut Avenue, NW
                                Washington, D.C. 20036
                                Telephone:  (202) 857-6235
                                Facsimile:  (202) 857-6120
                                Attn:  Jeffrey E. Jordan

                                       2
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     If to the Purchaser:    Prometheus Homebuilders LLC
                             c/o Lazard Freres Real Estate Investors, LLC
                             Thirty Rockefeller Plaza, 63rd Floor
                             New York, NY 10020
                             Telephone:  (212) 632-6060
                             Facsimile:  (212) 632-6052
                             Attn:  Robert Freeman
                                    Murry N. Gunty

     with a copy to:         Latham & Watkins
                             885 Third Avenue
                             New York, NY 10022
                             Telephone:  (212) 906-1200
                             Facsimile:  (212) 751-4864
                             Attn:  R. Ronald Hopkinson

     (c) Entire Agreement.  This Agreement contains the entire understanding
         ----------------
among the parties hereto and supersedes any prior understandings and agreements, either oral or written, between or among the parties hereto relating to the subject matter hereof.

     (d) Equitable Remedies.  In addition to legal remedies, in recognition of
         ------------------
the fact that remedies at law may not be sufficient, the parties (and their permitted successors and assigns) shall be entitled to equitable remedies for breaches or defaults hereunder, including, without limitation, specific performance and injunction.

     (e) Amendment.  No amendment, modification or termination of any provision
         ---------
of this Agreement shall be valid unless in writing and signed by the Purchaser, the Company and Stockholders owning a majority of the Shares.

     (f) Binding Agreement:  Successors and Assigns.  This Agreement shall be
         ------------------------------------------
binding upon the parties hereto and their respective successors and legal representatives; provided, however, that the rights and obligations of the Purchaser under this Agreement shall not be assigned to any party other than:
(i) to an affiliate of the Purchaser or to any entity with which the Purchaser merges or combines; or (ii) with the consent of the Stockholders owning a majority of the Shares.

     (g) Counterparts.  This Agreement may be executed in several counterparts,
         ------------
and as so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not a signatory to the original or the same counterparts.

     (h) No Waiver; Cumulative Remedies.  No failure or delay on the part of any
         ------------------------------
party in exercising any right, power or remedy hereunder shall, except to the extent expressly provided herein, operate as a waiver hereof, nor shall any single or partial exercise of any right, power or remedy preclude any other future exercise thereof or the exercise of any other right,

                                       3
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power or remedy hereunder. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     (i) Severability.  The provisions of this Agreement are severable, and if
         ------------
any clause or provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such clause or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such clause or provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     (j) By its execution and delivery of this Agreement, each Stockholder represents and warrants to the Purchaser that it owns 100% of the Shares set forth opposite its name on the signature page hereof.

                            [Signature Page Follows]

                                       4
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     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.


_______________________________

                                   by:    /s/  James J. Martell, Jr.
                                        -----------------------------
                                        Name:  James J. Martell, Jr.
                                        Title:


_______________________________

                                   by:    /s/  J. Marshall Coleman
                                        -----------------------------
                                        Name:  J. Marshall Coleman
                                        Title:


_______________________________

                                   by:    /s/  Thomas B. Buffington
                                        -----------------------------
                                        Name:  Thomas B. Buffington
                                        Title:


_______________________________

                                   by:    /s/  James Giddens
                                        -----------------------------
                                        Name:  James Giddens
                                        Title: President - San Antonio Division


_______________________________

                                   by:    /s/  Edward A. Kirkpatrick
                                        -----------------------------
                                        Name:  Edward A. Kirkpatrick
                                        Title: President - Austin Division


_______________________________

                                   by:    /s/  J. Christopher Stuhmer
                                        -----------------------------
                                        Name:  J. Christopher Stuhmer
                                        Title: President

_______________________________

                                     by:  /s/  Lanold W. Caldwell
                                        -----------------------------
                                        Name:  Lanold W. Caldwell
                                        Title: President C.E.O.


_______________________________

                                     by:  /s/  Lawrence J. Witek
                                        -----------------------------
                                        Name:  Lawrence J. Witek
                                        Title: Executive Vice President/C.O.O.



                                     by:  /s/  Patricia Donnelly
                                        -----------------------------
                                        Name:  Patricia Donnelly
                                        Title:



                                     by: /s/ Mary Ann Martell
                                        ---------------------------------------
                                        Name:  Mary Ann Martell
                                        Title:



                                     by: /s/ Robert Short
                                        ---------------------------------------
                                        Name:  Robert Short
                                        Title:


                                     PROMETHEUS HOMEBUILDERS LLC


                                     by:  LF Strategic Realty Investors II L.P.,
                                          its member


                                     by:  Lazard Freres Real Estate Investors
                                          L.L.C., its general partner


                                     by:  /s/  Anthony E. Meyer
                                        -------------------------------------
                                        Name:  Anthony E. Meyer
                                             --------------------------------
                                        Title: Chief Investment Officer
                                              -------------------------------








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